                                                                     EXHIBIT 4.4

                               PLEDGE AGREEMENT

          Pledge Agreement dated as of August 4, 2000 ("Agreement") made by
                                                        ---------
Robert C. Silzer, an individual residing at 2385 - 133A Street, White Rock, British Columbia, Canada (the "Pledgor"), to The Shaar Fund Ltd. (the "Secured
                               -------                                 -------
Party").
-----

                             W I T N E S S E T H:
                             - - - - - - - - - -

          WHEREAS, the Pledgor is a director, executive officer and stockholder of Inforetech Wireless Technology Inc., a Nevada corporation (the "Company");
                                                                   -------

          WHEREAS, the Company and the Secured Party are parties to a securities purchase agreement dated as of even date herewith (the "Securities Purchase
                                                        -------------------
Agreement") which provides for, among other things, the issuance and sale by the
---------
Company to the Secured Party of the Debenture (as such term is defined in the Securities Purchase Agreement) and the Warrant (as such term is defined in the Securities Purchase Agreement);

          WHEREAS, the Debenture is convertible and the Warrant is exercisable into shares of the Company's Class A Common Equity Voting Stock, par value $0.001 per share ("Common Stock");
                   ------------

          WHEREAS, the Pledgor owns certain units ("Units"), each of which
                                                    -----
consists of (i) one (1) Class A Preferred Share, without par value (the "Inforetech A Shares"), of Inforetech Golf Technology 2000 Inc., a subsidiary of
--------------------
the Company, and (ii) one (1) share of Class B Special Voting Non-Equity Stock, par value $0.001 per share (the "Class B Shares") of the Company;
                                 --------------

          WHEREAS, the Pledgor has the right to put the Units to the Company and the Company has the right to call the Units if the Pledgor exercises a redemption privilege in regard to the Inforetech A Shares pursuant to certain put and call agreements (collectively, the "Put and Call Agreements"), true,
                                            -----------------------
correct and complete copies of which are attached hereto as Exhibit A and
                                                            ---------
Exhibit B, respectively;
---------

          WHEREAS, pursuant to the Put and Call Agreements, each Unit is exchangeable for one (1) share of Common Stock;

          WHEREAS, the Securities Purchase Agreement requires that the obligations of the Company under the Debenture, the Warrant and the other Documents (as such term is defined in the Securities Purchase Agreement) be secured by (i) Units exchangeable into one million (1,000,000) shares of Common Stock in the aggregate and (ii) the other Pledged Property (as such term is hereinafter defined);

          NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter contained, the parties hereto agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

          SECTION 1.1  Definitions.  As used in this Agreement, the following
                       -----------
terms shall have the meaning ascribed to them below:

          "Agent for Service of Process" has the meaning ascribed to such term
           ----------------------------
in Section 4.6(a) hereof.

          "Agreement" means this Pledge Agreement as the same may be amended,
           ---------
supplemented or otherwise modified from time to time.

          "Business Day" means any day of the year other than a Saturday, Sunday
           ------------
or a holiday on which banks are required or authorized by law to close in New York, New York.

          "Class B Shares" has the meaning ascribed to such term in the fourth
           --------------
WHEREAS clause of this Agreement.

          "Common Stock" has the meaning ascribed to such term in the third
           ------------
WHEREAS clause of this Agreement.

          "Debenture" has the meaning ascribed to such term in the second
           ---------
WHEREAS clause  of this Agreement.

          "Deficit Shares" has the meaning ascribed to such term in Section
           --------------
2.10.

          "Delivery Default" has the meaning ascribed to such term in Section
           ----------------
2.10.

          "Documents" has the meaning ascribed to such term in the seventh
           ---------
WHEREAS clause of this Agreement.

          "Event of Default" has the meaning ascribed to such term in Section
           ----------------
3.1.

          "Inforetech A Shares" has the meaning ascribed to such term in the
           -------------------
fourth WHEREAS clause of this Agreement.

          "Lien" means any title defect, objection, security interest, pledge,
           ----
encumbrance, mortgage, lien, charge, claim, option, preferential arrangement or restriction of any kind, including, but not limited to, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

          "Loss Amount" has the meaning ascribed to such term in Section 2.10.
           -----------

          "Make-Whole Shares" has the meaning ascribed to such term in Section
           -----------------
2.10.

          "Person" means and includes any individual, business trust,
           ------
partnership, limited liability company, limited liability partnership, joint venture, firm, corporation, association, joint stock company, trust or other enterprise, or any governmental or political subdivision, agency, department or instrumentality thereof.

          "Pledged Property" has the meaning ascribed to such term in Section
           ----------------
2.1.

          "Pledged Securities" has the meaning ascribed to such term in Section
           ------------------
2.1.

          "Pledgor" has the meaning ascribed to such term in the preamble of
           -------
this Agreement.

          "Put and Call Agreements" has the meaning ascribed to such term in the
           -----------------------
fifth WHEREAS clause of this Agreement.

          "Secured Obligations" means collectively, the (i) payment of all
           -------------------
principal, premium and interest owing or otherwise outstanding and due to the Secured Party under the Debenture; (ii) issuance and delivery of shares of Common Stock pursuant to the respective terms and conditions of the Debenture and the Warrant; (iii) performance by the Company of all of its obligations under and on account of the Securities Purchase Agreement, Debenture, Warrant and other Documents not previously described; (iv) payment of all amounts from time to time owing to the Secured Party by the Pledgor under this Agreement and
(v) payment of all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by the Secured Party in the collection of the Debenture and in the enforcement of its rights under this Agreement, the Securities Purchase Agreement and the other Documents.

          "Secured Party" has the meaning ascribed to such term in the preamble
           -------------
of this Agreement.

          "Securities Purchase Agreement" has the meaning ascribed to such term
           -----------------------------
in the second WHEREAS clause of this Agreement.

          "Units" has the meaning ascribed to such term in the fourth WHEREAS
           -----
clause of this Agreement.

          "Warrant" has the meaning ascribed to such term in the second WHEREAS
           -------
clause of this Agreement.

                                   ARTICLE 2
                                  THE PLEDGE

          SECTION 2.1  The Pledge.  As collateral security for the prompt
                       ----------
payment and performance in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, the Pledgor hereby pledges to the Secured Party and grants to the Secured Party a first priority, perfected security interest in all of the Pledgor's right, title and interest in, to and under the following property, whether now owned by the Pledgor or hereafter acquired and whether now existing or hereafter coming into existence (collectively, the "Pledged Property"):
                    ----------------

          (i)    the equity securities listed on Schedule 2.1 hereto, together
                                                 ------------
     with the certificates and instruments evidencing the same (collectively, the "Pledged Securities");
          -------------------

          (ii) all shares, securities, instruments, moneys or other property representing a dividend on any of the Pledged Securities, or representing a distribution or return of capital upon or in respect of the Pledged Securities, or resulting from a stock split, spin-off, split-up, revision, consolidation, merger, sale of assets, combination of shares, conversion of shares, reclassification or other like change of the Pledged Securities or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Securities;

          (iii) in the event of any consolidation or merger in which any of the Pledged Securities are converted or exchanged into one or more types of other securities, all such other securities into which the Pledged Securities are converted or exchanged and

          (iv) all proceeds of the Pledged Property (including, without limitation, proceeds that constitute property of the types described in clauses (ii) and (iii) of this Section 2.1).

During the term of this Agreement, all dividends and other distributions on the Pledged Property shall be paid directly to the Secured Party or such agent or nominee and retained by it as additional Pledged Property subject to the terms of this Agreement and, in either such case, if the Secured Party shall so request, the Pledgor shall execute and deliver to the Secured Party appropriate additional proxies, powers of attorney, dividend, distribution and other orders, instruments and documents to such ends.

          SECTION 2.2  Representations.  The Pledgor represents and warrants to
                       ---------------
the Secured Party as of the date of this Agreement that:

          (i) This Agreement has been duly and validly executed and delivered by the Pledgor and constitutes a legal, valid and binding obligation enforceable against the Pledgor in accordance with its terms (subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and principles of equity as applied in the discretion of courts of competent jurisdiction).

          (ii) No consent of any Person and no authorization, approval or action by, and no notice to or filing with, any Person is required (A) for the pledge by the Pledgor of the Pledged Property pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Pledgor, (B) for the perfection or maintenance of the security interest created hereby (including the first priority nature of such security interest) or (C) for the exercise by the Secured Party of the rights and remedies provided for in this Agreement (except as may be required in connection with any disposition of any portion of the Pledged Property by laws affecting the offering and sale of securities generally).

          (iii) The Pledgor is the sole record and beneficial owner (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of the Pledged Securities and no Lien exists upon the Pledged Securities (and no right or option to acquire the same exists in favor of any other Person), except for (A) the security interest in favor of the Secured Party created herein, which security interest constitutes a first priority perfected security interest in and to all of the Pledged Securities; (B) any restrictive legends set forth on the certificates representing the Pledged Securities and (C) those created by the Put and Call Agreements.

          (iv)   As of the date hereof, Schedule 2.1 hereto accurately and
                                        ------------
     completely sets forth the number and type of the Pledged Securities. The Pledged Securities have been duly authorized and validly issued, and are fully paid and non-assessable.

          (v) There are no conditions precedent to the effectiveness of this Agreement on the part of the Pledgor that have not been satisfied or waived.

          (vi) The Pledgor has, independently and without reliance upon the Secured Party and based on such documents and information as the Pledgor has deemed appropriate, made his own credit analysis and decision to enter into this Agreement.

          (vii) The copies of the Put and Call Agreements attached to this Agreement as Exhibit A and Exhibit B are true, correct and complete, and in
                  ---------     ---------
     full force and effect on the date of this Agreement.

          SECTION 2.3  Delivery of Pledged Securities.  Concurrently with the
                       ------------------------------
Pledgor's execution and delivery of this Agreement, all certificates or instruments representing or evidencing the Pledged Securities shall be delivered to and held by or on behalf of the Secured Party pursuant hereto. The certificates so delivered representing or evidencing the Pledged Securities shall be accompanied by the documents and instruments listed on Schedule 2.3
                                                                ------------
hereto, in form and substance satisfactory to the Secured Party. The Pledgor shall also execute and deliver to the Secured Party, concurrently with its execution and delivery of this Agreement, UCC-1 financing statements and any corresponding financing statement or like instrument provided for under the federal laws of Canada or the Province of British Columbia (including, without limitation, the Personal Property Security Act of British Columbia), in each case, in form and substance satisfactory to the Secured Party.

          SECTION 2.4  Agent for Additional Pledged Property.  The Pledgor shall
                       -------------------------------------
accept any Pledged Property described in clauses (ii), (iii) and (iv) of Section
2.1 as the Secured Party's agent, in trust for the Secured Party, and shall deliver any such Pledged Property together with any necessary endorsements, stock powers or other instruments of transfer and, exercise and conversion notices (in each case, duly executed and in form and substance satisfactory to the Secured Party) forthwith to the Secured Party to be held by the Secured Party, subject to the terms hereof, as part of the Pledged Property. The Secured Party shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Property for certificates or instruments of smaller or larger denominations.

          SECTION 2.5  Record Ownership.  Upon the occurrence and continuance of
                       ----------------
any Event of Default, the Secured Party, at its option, may have any or all of the Pledged Securities (other than non-transferable securities) constituting part of the Pledged Property registered in its name or that of one or more of its nominees or agents and the Pledgor hereby covenants that, upon the Secured Party's request, the Pledgor will use its best efforts to cause the issuers of such Pledged Securities to effect such registration.

          SECTION 2.6  Negative Pledge; Priority.  Until the payment and
                       -------------------------
satisfaction in full of the Secured Obligations, the Pledgor covenants and agrees that (i) the Pledgor shall not create, permit or suffer to exist any Lien on or in respect of any Pledged Property, other than the Lien created by this Agreement and the Put and Call Agreements; (ii) the security interest created herein on the Pledged Property shall at all times constitute a first priority, perfected security interest in and to the Pledged Property, subject to no equal or prior Lien or security interest (other than as set forth in subclause (B) of Section 2.2(iii)); (iii) the Pledgor shall not sell, transfer, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Pledged Property and (iv) the Pledgor shall warrant and defend title to the Pledged Property and the security interest created thereon hereunder against all claims of any Person whatsoever.

          SECTION 2.7  Other Financing Statements and Liens.  Without the prior
                       ------------------------------------
written consent of Secured Party, the Pledgor shall not file or suffer to be on file, or authorize or permit to be filed or be on file, in any jurisdiction, any financing statement or like instrument with respect to the Pledged Property in which the Secured Party is not named as the sole secured party.

          SECTION 2.8  Preservation of Rights.  The Secured Party shall not be
                       ----------------------
required to take steps necessary to preserve any rights against prior parties to any of the Pledged Property.

          SECTION 2.9  Documents; Voting; Payments.  In furtherance of the grant
                       ---------------------------
of the security interest pursuant to Section 2.1:

          (i) The Pledgor shall from time to time give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers, and take such other actions, as may be necessary or desirable (in the judgment of the Secured Party) to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable the Secured Party to exercise and enforce its rights hereunder with respect to such security interest or otherwise to effectuate the purposes of this Agreement; provided, however, that so long as no Event of Default
                        --------  -------
     has occurred and is continuing the Secured Party shall not seek to exchange the Pledged Securities for shares of Common Stock.

          (ii) So long as no Event of Default has occurred and is continuing, the Pledgor shall have the right to exercise all powers of voting and consent pertaining to the Pledged Property and to exercise all rights, options and privileges pertaining thereto for all purposes not inconsistent with the terms of this Agreement or any instrument or agreement referred to herein, provided that the Pledgor shall not vote the Pledged Property or
             --------
     exercise any such rights, options or privileges pertaining thereto in any manner which is inconsistent with such terms. The Secured Party shall, upon the written request of the Pledgor, execute and deliver to the Pledgor all proxies, powers of attorney, instruments and documents, in each case, without recourse, as the Pledgor may reasonably request for the purpose of exercising the powers which the Pledgor is entitled to exercise pursuant to this clause (ii).

          (iii) If any Event of Default shall have occurred, then so long as such Event of Default shall continue and whether or not the Secured Party exercises any available right to declare any Secured Obligations due and payable or seeks or pursues any other relief or remedy available to it under applicable law or under this Agreement, the Secured Party or its agent or nominee, as the case may be, shall have the sole and exclusive right to exercise all powers of voting with respect to the Pledged Property or to exercise such right in such manner as the Secured Party or such agent or nominee shall determine in its sole discretion.

          SECTION 2.10  Event of Default Rights and Remedies.  During the period
                        ------------------------------------
any Event of Default shall have occurred and be continuing the Secured Party shall have the right to take the following actions:

          (i) With respect to each Event of Default attributable to the Company's failure to deliver timely ("Delivery Default") shares of Common
                                           ----------------
     Stock in connection with any conversion of the Debenture or exercise of the Warrant, the Secured Party, may, without conducting any private or public sale, cause Pledged Securities in an amount equal to the number of shares of Common Stock ("Deficit Shares") not so delivered to be transferred to
                       --------------
     and registered in the name of the Secured Party, whereupon the Secured Party shall become the sole record and beneficial owner (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of the Deficit Shares for all purposes, free from any claim or right of whatsoever and, including any equity of redemption, any such claim or right being hereby expressly waived and released. The Secured Party's acquisition of sole record and beneficial ownership of the Deficit Shares pursuant to the immediately preceding sentence shall not preclude, limit or otherwise restrict the Secured Party from exercising any other right or pursuing any other remedy available to it at law or in equity in connection with any Delivery Default including, without limitation, the monetary damages provided for in Section V.D. of the Securities Purchase Agreement.

          (ii) With respect to each Event of Default (other than Delivery Defaults) involving a Loss Amount (as such term is hereinafter defined) in excess of Fifty Thousand Dollars ($50,000 (U.S.)), the Secured Party, may,

                 (A) without conducting any private or public sale, cause Pledged Securities in an amount equal to the number of Make-Whole Shares to be transferred to and registered in the name of the Secured Party, whereupon the Secured Party shall become the sole record and beneficial owner (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of
                 1934) as amended, of the Make-Whole Shares for all purposes, free from any claim or right of whatsoever and, including any equity of redemption, any such claim or right being hereby expressly waived and released. As used herein, the term "Make-
                                                                          -----
                 Whole Shares" means that number of shares of Common Stock equal
                 ------------
                 to the quotient obtained by dividing (y) the damages, costs, expenses and fees (including, without limitation, reasonable attorneys' fees) (collectively, the "Loss Amount") suffered or
                                                      -----------
                 otherwise borne or incurred by the Secured Party on account of such Event of Default (which Loss Amount shall be determined in good faith by the Secured Party whose determination shall be final, conclusive and binding) by (z) the Conversion Price (as such term is defined in the Debenture) on the transfer date of the Make-Whole Shares. The Secured Party's acquisition of sole record and beneficial ownership of the Make-Whole Shares pursuant to this subclause (ii)(A) shall not preclude, limit or otherwise restrict the Secured Party from exercising any other right or pursuing any other remedy available to it at law or in equity in connection with any Event of Default covered by this subclause (ii)(A);

                 (B) with respect to the Pledged Property or any part thereof which shall then be or shall thereafter come into the possession, custody or control of the Secured Party or any of its nominees or agents, without notice except as specified below, sell or otherwise dispose of all or any part of such Pledged Property, at such place or places as the Secured Party deems best, and for cash or on credit or for future delivery (without thereby assuming any credit risk), at public or private sale or at any broker's board or on any securities exchange, without demand of performance or notice of intention to effect any such disposition or of time or place of sale (except for such notice as is required by applicable law and cannot be waived) and the Secured Party or anyone else may be the purchaser or recipient of any or all of the Pledged Property so disposed of at any public sale (or, to the extent permitted by applicable law, at any private sale), any broker's board or on any securities exchange, and thereafter hold the same as the sole record and beneficial owner (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended), free from any claim or right of whatsoever kind, including any equity of redemption, any such claim or right being hereby expressly waived and released. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' prior notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The proceeds of each collection, sale or other disposition under this Section 2.10 shall be applied in accordance with Section
                 2.12. Notwithstanding the notice provisions contained in this subclause (ii)(B), the Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Pledged Property on credit or for future delivery, the Pledged Property so sold may be retained by the Secured Party until the selling price is paid by the purchaser thereof, but the Secured Party shall incur no liability in the case of the failure of such purchaser to pay for the Pledged Property so sold and in case of any such failure such Pledged Property may again be sold on like notice. The Pledgor recognizes that, by reason of certain prohibitions in the Securities Act of 1933, as amended, and applicable state securities laws, the Secured Party may be compelled, with respect to the sale of all or any part of the Pledged Property, to limit purchasers to those who will agree, among other things, to acquire the Pledged Property for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Secured Party than those obtainable through a public sale, and notwithstanding such circumstances, agrees that (y) any such private sale shall be deemed to have been made in a commercially reasonable manner even if the Secured Party accepts the first offer received and does not offer such Pledged Property to more than one offeree and (z) the Secured Party shall have no obligation to engage in public sales and no obligation to delay the sale of any Pledged Property for the period of time necessary to permit the issuer thereof to register it for public sale or

                 (C) engage in a combination of the actions covered by subclauses (ii)(A) and (ii)(B) above, provided that the
                                                       --------
                 aggregate value of the remedy realized by the Secured Party as a result of engaging in such actions does not exceed the Loss Amount.

          (iii) With respect to any Delivery Default or other Event of Default involving a Loss Amount in excess of Fifty Thousand Dollars ($50,000 (U.S.)), the Secured Party

                 (A) in its discretion may, in its name or in the name of the Pledgor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Pledged Property, but shall be under no obligation to do so and

                 (B) shall have all of the rights and remedies with respect to the Pledged Property of a secured party under the Uniform Commercial Code in effect in the State of New York at that time (whether or not such Uniform Commercial

               Code applies to the Pledged Property at issue) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Pledged Property as if the Secured Party were the sole and absolute owner thereof (and the Pledgor agrees to take all such action as may be appropriate to give effect to such right).

          SECTION 2.11  Deficiency.  If the proceeds of sale, collection or
                        ----------
other realization of or upon the Pledged Property are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Pledgor shall not be liable for such deficiency.

          SECTION 2.12  Application of Proceeds.  Except as otherwise herein
                        -----------------------
expressly provided, the proceeds of any collection, sale or other realization of all or any part of the Pledged Property pursuant hereto, and any other cash at the time held by the Secured Party pursuant to this Agreement, shall be applied by the Secured Party:

          First, to the payment of the costs and expenses of such collection,
          -----
     sale or other realization, including reasonable costs and expenses of the Secured Party and the reasonable fees and expenses of its counsel, experts and agents, and all advances made or incurred by the Secured Party in connection therewith;

          Next, to the payment in full of the Secured Obligations, in such order
          ----
     of priority as the Secured Party shall determine and

          Finally, to the payment to the Pledgor, or its successors or assigns,
          -------
     or as a court of competent jurisdiction may direct, of any surplus then remaining.

          SECTION 2.13  Attorney-in-Fact.  Without limiting any other provision
                        ----------------
of this Agreement, the Secured Party is hereby appointed the attorney-in-fact of the Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which the Secured Party may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. The Secured Party shall notify the Pledgor of any action taken by the Secured Party pursuant to this Section 2.13; provided, however, that the failure to provide such notice
                   --------  -------
shall in no way impair the rights of the Secured Party to take any such actions hereunder. Without limiting the generality of the foregoing, so long as the Secured Party shall be entitled under this Agreement to make collections in respect of the Pledged Property, the Secured Party shall have the right and power to receive, endorse and collect all checks made payable to the order of the Pledgor representing any dividend, payment, or other distribution in respect of the Pledged Property or any part thereof and to give full discharge for the same.

          SECTION 2.14  Secured Party May Perform.  If the Pledgor fails to
                        -------------------------
perform any agreement contained herein, the Secured Party may perform, or cause performance of, such agreement, and the expenses of the Secured Party incurred in connection therewith shall be payable by the Pledgor under Section 2.18.

          SECTION 2.15  Secured Party's Duties.  The powers conferred on the
                        ----------------------
Secured Party hereunder are solely to protect the Secured Party's interest in the Pledged Property and shall not impose any duty upon the Secured Party to exercise any such powers. Except for the safe custody of any Pledged Property in the Secured Party's possession and the accounting for moneys actually received by the Secured Party hereunder, the Secured Party shall have no duty as to any Pledged Property, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Property, whether or not the Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any Person or any other rights pertaining to any Pledged Property. The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of any Pledged Property in the Secured Party's possession if such Pledged Property is accorded treatment substantially equal to that which the Secured Party accords its own property.

          SECTION 2.16  Security Interest Absolute.  All rights of the Secured
                        --------------------------
Party and all obligations of the Pledgor hereunder shall be absolute and unconditional irrespective of:

               (i) any lack of validity or enforceability of the Securities Purchase Agreement, Debenture, Warrant or any other Document;

               (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from all or any of the Secured Obligations;

               (iii) any taking, exchange, release or non-perfection of any other collateral for all or any of the Secured Obligations;

               (iv) any manner of application of the Pledged Property to all or any of the Secured Obligations, or any manner of sale or other disposition of any of the Pledged Property for all or any of the Secured Obligations or any other assets of the Pledgor or

               (v) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor.

          SECTION 2.17  Termination and Release.  When all Secured Obligations
                        -----------------------
shall have been paid in full, the obligations of the Pledgor under this Agreement shall terminate, and the Secured Party shall, upon request of the Pledgor, release from its Lien hereunder and forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Pledged Property and money received in respect thereof, to or for the order of the Pledgor.

          SECTION 2.18  Expenses.  The Pledgor shall, upon demand, pay to the
                        --------
Secured Party all fees and expenses (including, without limitation, fees and expenses of the Secured Party's counsel, experts and agents) which the Secured Party may incur in connection with the (i) the administration of this Agreement;
(ii) custody or preservation of, or the sale of, collection from or other realization upon, any of the Pledged Property; (iii) exercise or enforcement of any of the rights and remedies of the Secured Party hereunder or (iv) failure by the Pledgor to perform or observe any of the provisions hereof.

          SECTION 2.19 Put and Call Agreements Covenant.  During the term of
                       --------------------------------
this Agreement, the Pledgor shall not, without the prior written consent of the Secured Party (which may be withheld for any or no reason by the Secured Party in its sole and absolute discretion) (i) exercise the redemption privilege with respect to any of the Inforetech A Shares included within the Pledged Securities; (ii) the put right provided for in the Put and Call Agreements in respect of any Unit included within the Pledged Securities or (iii) terminate, amend or otherwise modify the terms and conditions contained in the Put and Call Agreements.

                                   ARTICLE 3
                               EVENTS OF DEFAULT

          SECTION 3.1  Events of Default.  Each of the following events shall be
                       -----------------
referred to as an "Event of Default":
                   ----------------

          (i) Any covenants, agreements or representations or warranties contained in this Agreement;

          (ii) Any default under or breach by the Company of any of its covenants, agreements or representations or warranties contained in the Securities Purchase Agreement, the Debenture, the Warrant or any other Document and

          (iii) The possession of the Pledged Property by Secured Party pursuant to this Agreement shall cease to create in favor of the Secured Party a valid, perfected first priority security interest in and Lien on any of the Pledged Property.

          SECTION 3.2  Recovery of Amounts.  In case any one or more Events of
                       -------------------
Default shall happen and be continuing, the Secured Party shall be entitled to recover judgment against the Pledgor for the amount due either before, or after, or during the pendency of any proceedings for the enforcement of any security therefor, and, in the event of realization of any funds from any security and application thereof to the partial payment of the amounts due, the Secured Party shall be entitled to enforce payment of and recover judgment for all amounts then remaining due and unpaid. In case any one or more Events of Default shall happen and be continuing the Secured Party may proceed to protect and enforce its rights by suit in equity, action at law and/or by any other appropriate proceeding, including, without limitation, for the specific performance of any covenant or agreement or in aid of the exercise of any power granted to the Secured Party.

                                   ARTICLE 4
                                 MISCELLANEOUS

          SECTION 4.1  Amendments, Etc.  No amendment or waiver of any provision
                       ----------------
of any of this Agreement, nor consent to any departure by the Pledgor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Secured Party and the Pledgor. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          SECTION 4.2  Notices, Etc.  All notices and other communications
                       -------------
provided for hereunder shall be in writing and shall be delivered personally, or sent by telecopier machine or by a nationally recognized overnight courier service, and shall be deemed given when so delivered personally, or by telecopier machine or overnight courier service as follows:

if to the Pledgor, at his address at:

          Robert C. Silzer
          2385 - 133A Street
          White Rock, British Columbia
          Canada
          Telecopier No.:  604.576.7401

          with a copy to:

          Loeb & Loeb LLP
          345 Park Avenue
          New York, New York 10154
          Attention:         David S. Schaefer
          Telecopier No.:    212.407.4990

if to the Secured Party, at its address at:

          The Shaar Fund Ltd.
          c/o Levinson Capital Management, LLC
          Suite 1820
          Two World Trade Center
          New York, New York 10048
          Attention:         Sam Levinson
          Telecopier No.:    212.432.7771

          with a copy to:

          Herrick, Feinstein LLP
          2 Park Avenue
          New York, New York 10016
          Attention:        Irwin A. Kishner
          Telecopier No.:   212.592.1500

          SECTION 4.3  No Waiver; Remedies.  No failure on the part of the
                       -------------------
Secured Party or any of its agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Secured Party or any of its agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 4.4  Binding Effect; Assignments.  This Agreement shall be
                       ---------------------------
binding upon and inure to the benefit of the Pledgor and his assigns, and the Secured Party and its successors and assigns; provided, however, the Pledgor
                                              --------  -------
shall not transfer any of his obligations hereunder without the express prior written consent of the Secured Party.

          SECTION 4.5 Governing Law.  This agreement shall be governed by and
                      -------------
construed in accordance with the laws of the State of New York, without regard for its conflict of laws rules.

          SECTION 4.6  Submission to Jurisdiction.
                       --------------------------

          (i) The Pledgor hereby (i) irrevocably submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court located in the Borough of Manhattan, City of New York, New York for the purposes of all legal proceedings arising out of or relating to this Agreement, the Securities Purchase Agreement or any other Document; (ii) irrevocably waives, to the fullest extent permitted by law, any objection which he may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum; (iii) generally appoints, as attorney-in-fact to receive service of process in all such proceedings, the individual named in Section 4.2 hereof to whom copies of communications given to the Pledgor are to be sent (whose address for purposes of this Section 4.6(a) shall be such individual's address listed in Section 4.2) (the "Agent for Service of Process"); (iv) agrees that (without prejudice to any
      ----------------------------
other lawful method of service) service of process upon the Agent for Service of Process shall constitute valid service upon the Pledgor and (v) agrees that the Secured Party shall be given thirty (30) days' advance written notice regarding any change related to the Agent for Service of Process, and so long as any Secured Obligation remains outstanding to maintain an agent in New York County for the receipt of process as aforesaid.

          (ii) The due payment and performance of the Secured Obligations shall be without regard to any counterclaim or right of offset or any other claim which the Pledgor or his assigns may have against the Secured Party, and no such counterclaim (other than a compulsory counterclaim) or offset shall be asserted by the Pledgor or his assigns in any action, suit or proceeding instituted by the Secured Party for the payment or performance of any or all of the Secured Obligations.

          SECTION 4.7  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY
                       --------------------
VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT OR HE MAY HAVE TO A TRIAL BY JURY IN ANY COURT HAVING JURISDICTION OVER THE MATTER WITH RESPECT TO ANY ACTION, COUNTERCLAIM OR DEFENSE ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE PLEDGED PROPERTY, THE SECURITIES PURCHASE AGREEMENT OR THE OTHER DOCUMENTS.

          SECTION 4.8  Counterparts.  This Agreement may be executed in two (2)
                       ------------
counterparts, each executed counterpart constituting an original but together only one Agreement.

          SECTION  4.9  Headings.  The headings of the sections of this
                        --------
Agreement are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

          SECTION 4.10  Severability.  If any provision hereof is invalid and
                        ------------
unenforceable in any jurisdiction, then, to the fullest extent permitted by law,
(i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Secured Party in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

          SECTION 4.11  Entire Agreement.  This Agreement constitutes the entire
                        ----------------
understanding between the parties with respect to the subject matter hereof.
All prior agreements, understandings, representations, warranties and negotiations, if any, whether written or oral, are merged into this Agreement, and this Agreement is the entire agreement between the parties hereto relating to the subject matter hereto.

          SECTION 4.12  No Third Party Beneficiary.  Nothing contained in this
                        --------------------------
Agreement shall be deemed to confer upon any Person other than the Pledgor and his assigns, and the Secured Party and its successors and assigns any right to insist upon or to enforce the performance or observance of any of the obligations contained herein.

          SECTION 4.13  Construction.  The Pledgor acknowledges he and his
                        ------------
counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendment hereto.

          SECTION 4.14  Survival.  All agreements, covenants, representations
                        --------
and warranties made in this Agreement shall survive the execution and delivery of this Agreement.

          SECTION 4.15  Gender.  All words used herein in the masculine shall be
                        ------
masculine or feminine as proper reading requires.

                    [REMAINDER OF PAGE INTENTIONALLY BLANK.
                         NEXT PAGE IS SIGNATURE PAGE.]

          IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be executed as of the date first above written.


                                    THE SHAAR FUND LTD.
                                    By: Shaar Advisory Services N.V.



                                    By: /s/ Wim Langeveld
                                        ----------------------------
                                        Name:  Wim Langeveld
                                        Title: Managing Director



                                    By: /s/ Robert C. Silzer
                                        -------------------------------
                                        Name:  Robert C. Silzer

                                                                    Schedule 2.1


                 Issuer                   Type of Security   Stock Certificate   Number of Shares
                                                                  Numbers
--------------------------------------    ----------------   -----------------   ----------------

Inforetech Wireless Technology, Inc.      Class B Special         8B & 9B                1,000,000
                                          Voting Non-Equity


Inforetech Golf Technology 2000 Inc.      Class A                 9A & 10A               1,000,000
                                          Preference


                                                                    Schedule 2.3

1. Letter of direction, irrevocable during the term of this Agreement, from the Pledgor to the Company and the Company's transfer agent authorizing the Secured Party to exercise the put right associated with the Units set forth on Schedule 2.1 hereof.
        ------------

2. Undated treasury order of the Company executed in blank, irrevocable during the term of this Agreement, directing the Company's transfer agent to issue shares of Common Stock to the Secured Party upon exercise of the put right contained in the Put and Call Agreements.

3. Special Power of Attorney, irrevocable during the term of this Agreement, from the Pledgor in favor of the Secured Party.

                                                                       Exhibit A

                                                                       EXHIBIT B